Exhibit 99.1


TO:    PARTICIPANTS OF THE MARATHON OIL CORPORATION
       DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN


PLEASE NOTE THESE REVISIONS:

The "$50.00 enrollment fee" referenced in "If you do not own any Marathon Common Stock" on page 4 of this Prospectus has been reduced to a $10.00 enrollment fee.

The "broker commissions" referenced in "Sale of Shares for the Plan" on page 10 of the Prospectus has been reduced from $.08 per share to $.05 per share.

The "Plan Service Fees" on page 12 of the Prospectus may be replaced with the following fees:

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Enrollment Fee for New Investors                  $10.00 per Account Enrollment
Purchase of Shares                                                    No Charge
Sale of Shares (Partial or full)
         Sale Fee                                                        $10.00
         Commissions                                             $.05 per Share
                                                            (Subject to Change)
Reinvestment of Dividends                                             No Charge
Optional Cash Investments via Check or Automatic Investment           No Charge
Gift or Transfer of Shares                                            No Charge
Safekeeping of Stock Certificates                                     No Charge
Certificate Issuance                                                  No Charge
Returned Checks                                                $25.00 per Check

The applicable fees will be deducted from either the investment or proceeds from a sale.

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PLEASE KEEP THIS INSERT WITH THE PROSPECTUS AS PART OF YOUR RECORDS.

                               National City Bank,
                               Plan Administrator
                                 1-888-843-5542
                     shareholder.inquiries@nationalcity.com